Exhibit 10.1
                        ADDENDUM TO EMPLOYMENT CONTRACT

                                R E C I T A L S

     WHEREAS, KEY TRONIC CORPORATION (the "Employer") and Efren Perez Ricardez (the "Employee") desire to modify Employee's July 10, 1997 Employment Contract (the "Agreement");

     WHEREAS, said modification is based upon the mutual desires of the Employer and the Employee;

     NOW, THEREFORE, in consideration of the mutual covenants contained therein, the following modification to the July 10, 1997 Employment Contract is executed. Except as provided in this modification, the other terms and conditions set out in the July 10, 1997 Employment Contract remain in full force and effect.

1. Section 9 a) of the Agreement is hereby amended to read in full as follows:

     "9.  TERMINATION
          a) Employer's Board of Directors, its President or CEO may, in their discretion, terminate Employee's employment at any time for any reason or for no reason. After such termination, Employer shall pay Employee for Employee's accumulated unused vacation and, subject to the provisions below, Employer shall continue to pay Employee's base salary only in effect prior to termination for a period of two years after termination if termination occurs prior to July 30, 2002 and for a period of one year after termination if termination occurs on or after July 30, 2002. Also, for the period during which any salary payments are being made, Employer will continue Employee's group medical and dental plan coverage for Employee and Employee's dependents as such plans are then generally offered to employees of Employer. Employee may elect to continue group medical coverage at the termination of severance benefits, for the balance of any COBRA periods, at Employee's sole expense. Employee shall not be entitled to receive any payments under any bonus, profit sharing or other incentive compensation plan of Employer unless Employee is employed by Employer on the date such payments are due to be paid."

EMPLOYER:  KEY TRONIC CORPORATION       EMPLOYEE: EFREN PEREZ RICARDEZ

BY: /s/ Jack W. Oehlke                  BY:  /s/ Efren Perez Ricardez

NAME:  JACK W. OEHLKE                   NAME:  EFREN PEREZ RICARDEZ
TITLE:    PRESIDENT & CEO

DATE:    11/19/99                       DATE: 11/19/99